   As filed with the Securities and Exchange Commission on September 11, 1998

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------


                          SUMMIT MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                                    41-1545493
(State or other jurisdiction of            (I.R.S.  Employer Identification No.)
 incorporation or organization)



                             10900 Red Circle Drive
                           Minnetonka, Minnesota 55343
               (Address of principal executive offices) (Zip code)

                            STOCK OPTION PLAN OF 1993
                                       OF
                          SUMMIT MEDICAL SYSTEMS, INC.
                            (Full title of the plan)

                             ----------------------

           Paul R. Johnson, Vice President and Chief Financial Officer
                             10900 Red Circle Drive
                           Minnetonka, Minnesota 55343

                              --------------------

                     (Name and address of agent for service)

                                 (612) 939-2200
          (Telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                  Proposed             Proposed
     Title of                                 maximum offering          maximum
 securities to be          Amount to be             price         aggregate offering       Amount of
    registered              registered          per share (1)          price (1)       registration fee
=======================================================================================================
Common Stock
($.01 par value)              500,000              $1.15625            $578,125              $116
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on September 3, 1998

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Additional Shares: Incorporation by Reference. This Registration Statement is executed solely for the purpose of registering 500,000 additional shares of Common Stock of Summit Medial Systems, Inc. (the "Company") to be offered pursuant to the terms of the Company's Stock Option Plan of 1993. The Company's previous Registration Statements on Form S-8, dated December 28, 1995 (File No. 33-80927) and dated November 22, 1996 (File No. 333-1662), are effective, relate to the Company's Stock Option Plan of 1993 and, pursuant to General Instruction E, are hereby incorporated by reference.

Item 8. Exhibits.

         5        Opinion of Dorsey & Whitney LLP regarding legality

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Ernst & Young LLP

         23.3     Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

         24       Powers of Attorney

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 10th day of September, 1998.


                                           SUMMIT MEDICAL SYSTEMS, INC.


                                           By  /s/ Barbara A. Cannon
                                               ---------------------------------
                                               Barbara A. Cannon


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 10, 1998.

Signature                                    Title
---------                                    -----


/s/ Barbara A. Cannon                        President, Chief Executive Officer and Director
-----------------------------------          (Principal Executive Officer)
Barbara A. Cannon


/s/ Paul R. Johnson                          Vice President and Chief Financial Officer
-----------------------------------          (Principal Financial and Accounting Officer)
Paul R. Johnson


               *
-----------------------------------
John M. Nehra                                Chairman, Board of Directors



               *                             Director
-----------------------------------
W. Hudson Connery, Jr.


               *                             Director
-----------------------------------
Richard B. Fontaine


               *                             Director
-----------------------------------
Peter T. Garahan


               *                             Director
-----------------------------------
Kent J. Thiry


*By /s/ Paul R. Johnson
   --------------------------------
    Paul R. Johnson
    as Attorney-in-Fact


Dated: September 10, 1998

                                  EXHIBIT INDEX


Exhibit No.  Name
-----------  ----


   5         Opinion of Dorsey & Whitney LLP regarding legality

   23.1      Consent of Arthur Andersen LLP

   23.2      Consent of Ernst & Young LLP

   23.3      Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

   24        Powers of Attorney